Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Altus Power, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.001 par value per share	Rule 457(c) and 457(h)	23,047,325 (4)	$7.16 (3)	$165,018,847.00	0.0000927	$15,297.25

Equity	Common stock, $0.001 par value per share	Rule 457(c) and 457(h)	3,072,976 (5)	$7.16 (3)	$22,002,508.16	0.0000927	$2,039.64

Total Offering Amounts					$187,021,355.16		-

Total Fee Offsets (6)							-

Net Fee Due							$17,336.89

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Class A Common Stock up to the number of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock) of Altus Power, Inc. (the “Registrant”) set forth in the above table, to be granted pursuant to the Altus Power, Inc. 2021 Omnibus Incentive Plan (as amended, the “Incentive Plan”) and the Altus Power, Inc. 2021 Employee Stock Purchase Plan (as amended, the “ESPP”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock that become issuable under the Incentive Plan and ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of outstanding shares of Common Stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as reported by the New York Stock Exchange, on February 10, 2022.

(4)

Represents shares of Class A Common Stock reserved for issuance pursuant to future awards under the Incentive Plan, which shares consist of shares reserved and available for delivery with respect to awards under the Incentive Plan and shares of Stock that may again become available for delivery with respect to awards under the Incentive Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. The total number of shares of Class A Common Stock under the Incentive Plan automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 5% of the number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by the Altus Power, Inc. board of directors (the “Board”) on or prior to such date for such year. Except for those shares included as part of the increase in the calendar year 2022, such additional shares have not been included in this Registration Statement.

(5)

Represents shares of Class A Common Stock reserved for issuance pursuant to future awards under the ESPP, which shares consist of shares reserved and available for delivery with respect to awards under the ESPP and shares of Stock that may again become available for delivery with respect to awards under the ESPP pursuant to the share counting, share recycling and other terms and conditions of the Plan. The total number of shares of Class A Common Stock under the ESPP automatically increased on January 1, 2022, and will automatically increase on January 1 of each calendar year from 2023 to 2031, by the lesser of 1% of the number of shares of Class A Common Stock outstanding as of the close of business on the immediately preceding December 31 and the number of shares determined by the Board on or prior to such date for such year. Such additional shares have not been included in this Registration Statement. Except for those shares included as part of the increase in the calendar year 2022, such additional shares have not been included in this Registration Statement.

(6)	The Registrant does not have any fee off-sets.